Exhibit 99.1

Rite Aid Announces Exchange Offer for up to $600 million principal amount of its Senior Notes due 2023

CAMP HILL, Pa. (January 6, 2020) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced that it has commenced an offer to exchange (the “Exchange Offer”) up to $600 million aggregate principal amount (the “Maximum Amount”) of its outstanding 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 7.500% Senior Secured Notes due 2025 (the “New Notes”), upon the terms and subject to the conditions set forth in the offering memorandum dated January 6, 2020 (the “Offering Memorandum”). The purpose of the Exchange Offer is to improve the Company’s maturity profile by extending the maturity date of a portion of the Old Notes from April 2023 to July 2025.

The table below summarizes the principal economic terms of the Exchange Offer.

Old Notes to be Exchanged	CUSIP Number / ISIN	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Payment(1)	Total Exchange Consideration(1)(2)
6.125% Senior Notes due 2023	767754CH5 / US767754CH50 / U76659AW8 / USU76659AW82	$1,753,490,000	$950 principal amount of New Notes	$50 principal amount of New Notes	$1,000 principal amount of New Notes

(1)	For each $1,000 principal amount of Old Notes.

(2)	Includes the Early Tender Payment.

The New Notes will mature on July 1, 2025, will be fully and unconditionally guaranteed on a senior secured basis by the same subsidiary guarantors as the Company’s existing credit facilities and the Old Notes and will be effectively senior to the Old Notes. The New Notes and the related guarantees will be secured by substantially all of the Company’s subsidiaries assets, including (i) a first-priority lien on the Notes priority collateral, and (ii) a second-priority lien on the ABL priority collateral, which, in each case include assets of PBM entities (other than insurance entities) and also secure the Company’s existing credit facilities.

The ABL priority collateral generally consists of cash and cash equivalents, accounts, receivables, payment intangibles, inventory, prescription files (including eligible script lists) and, prior to the repayment of the Company’s first-in, last-out senior secured term loan facility, intellectual property. The Notes priority collateral generally consists of equipment, fixtures, investment property (other than equity interests in subsidiaries), intellectual property (following the repayment of the Company’s first-in, last-out senior secured term loan facility) and other collateral to the extent it does not constitute ABL priority collateral.

In order to be eligible to receive the Total Exchange Consideration of $1,000 in principal amount of New Notes per $1,000 principal amount of Old Notes, holders are required to validly tender their Old Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on January 17, 2020 (such date and time, as it may be extended by the Company, the “Early Deadline”). Holders will be eligible to receive only the Exchange Consideration of $950 in principal amount of New Notes per $1,000 principal amount of Old Notes for any Old Notes tendered in the Exchange Offer after the Early Deadline. The Exchange Offer will expire at 11:59 p.m., New York City time, on February 3, 2020 (such date and time, as it may be extended by the Company, the “Expiration Time”).

In addition to the Total Exchange Consideration or Exchange Consideration, as applicable, all Old Notes accepted for exchange will also receive payment of accrued and unpaid interest in cash to, but not including, the settlement date for the Exchange Offer, which will occur promptly after the Expiration Time and is expected to be within two business days following the Expiration Time (the “Settlement Date”).

If the Exchange Offer is oversubscribed, Old Notes will be accepted for exchange on a pro rata basis up to the Maximum Amount, and the balance of Old Notes not accepted for exchange will be returned to Holders; provided that Old Notes tendered for exchange before the Early Deadline will be accepted in priority to Old Notes tendered for exchange after the Early Deadline.

Old Notes that are tendered may be validly withdrawn, in whole or in part, at any time prior to 5:00 p.m., New York City time, on January 17, 2020 (the “Withdrawal Deadline”). The Company reserves the right to amend, extend or terminate the Exchange Offer at any time, subject to applicable law.

The Exchange Offer is subject to certain customary conditions described in the Offering Memorandum, including the receipt by the Company of Old Notes that have been validly tendered and not validly withdrawn which will result in the issuance of at least $250 million aggregate principal amount of New Notes. The Maximum Amount is $600 million and the Company does not intend to increase such amount. As of November 30, 2019, $600 million is the maximum amount of incremental secured debt that can be issued under Rite Aid's Old Notes indenture without reducing the Company's borrowing capacity under its revolving credit facilities (and assuming the outstanding letters of credit).

The Exchange Offer and the issuance of the New Notes have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and will be issued only to (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) and (ii) non-“U.S. persons” who are outside the United States in compliance with Regulation S under the Securities Act (“Regulation S”). Non U.S.-persons may also be subject to additional eligibility criteria.

Available Documents and Other Details

Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws. Holders of Old Notes who desire to complete an eligibility form should either visit https://gbsc-usa.com/eligibility/riteaid or request instructions by sending an e-mail to contact@gbsc-usa.com or by calling Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offer, at (toll-free) (866) 470-3900 or (banks and brokers) (212) 430-3774. The eligibility form is also available electronically at: http://gbsc-usa.com/eligibility/riteaid.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities. The Exchange Offer is only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.

About Rite Aid

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, we also deliver pharmacy benefit management to approximately 1,900 clients and 3.4 million members.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s competitive position and ability to realize its growth initiatives and operating efficiencies; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the transaction described herein, and any resulting charges or impact on our financial results; our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements rates and their efforts to limit access to payor networks, including through mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the inability to complete the sale of the remaining Rite Aid distribution centers and related assets to Walgreens Boots Alliance, Inc. due to failure to satisfy the minimal remaining conditions applicable only to the distribution centers being transferred at such distribution center closing; our ability to successfully execute and achieve benefits from our recent change in senior leadership; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company.

Contact:

Investors: Byron Purcell 717-975-5809 or investor@riteaid.com

Media: Christopher Savarese 717-975-5718

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